EXHIBIT 10.1

CONFIDENTIAL

Mr. Frank J. Cesario

[***]

Dear Frank:

Please consider this letter as a formal offer of employment by SigmaTron International, Inc. for the position of Chief Financial Officer located in our EGV Corporate Offices.

1.	You will report directly to Gary Fairhead, CEO.
2.	Your start date will be November 11, 2024.
3.	Your weekly salary will be $5,769.24.
4.	You will be participating in the SigmaTron company bonus plan.
5.	You will be eligible for all fringe benefits commensurate with your position. Please see attached Benefit Summary attached.
6.	You will have PTO days to be mutually agreed to by you and Gary Fairhead.
7.

SigmaTron will present you with stock options for 30,000 shares of SGMA, the first 7,500 of which will vest 6 months after your anniversary date with the balance of shares vesting on your anniversary date in 7,500 share increments for 3 years.

8.	You will be eligible to participate in SigmaTron’s 401K plan after one month of service.
9.	SigmaTron International. Inc. is an “at will employer” and nothing in the letter is intended to change our “at will” employment agreement.
10.	SigmaTron considers compensation information as confidential and not to be discussed with other employees.
11.	This offer is contingent on an acceptable, routine background check.
12.

If you are terminated by the Company for reasons not reasonably considered to be “for cause” as that is commonly defined, you will be eligible to receive a severance benefit of not less than 13 weeks of base compensation, subject to the execution of an appropriate separation agreement as the Company reasonably requires.

If you have any questions or comments concerning the above, please let me know immediately.  If not, please sign in the space below and bring a completed, signed copy in on your first day of employment.

I look forward to working with you. I am confident that you will be an asset to our organization and contribute greatly to our future success.

Sincerely,

John Sheehan

President

SigmaTron International, Inc.

Agreed:	/s/ Frank Cesario
Dated:	October 23, 2024